Exhibit 32

Chief Executive Officer and Chief Financial Officer
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, acting in his capacity as the Chief Executive Officer or Chief Financial Officer of Level 3 Parent, LLC ("Level 3"), certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 of Level 3 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Level 3 as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to Level 3 and will be retained by Level 3 and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	May 13, 2019
	/s/ Jeff K. Storey	/s/ Indraneel Dev
	Jeff K. Storey	Indraneel Dev
	Chief Executive Officer	Executive Vice President and Chief Financial Officer